As filed with the Securities and Exchange Commission on June 30, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

SM&A

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	33-0080929 (I.R.S. Employer Identification No.)

4695 MacArthur Court, Eighth Floor
Newport Beach, California 92660
(949) 975-1500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SM&A
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

CATHY L. WOOD
Executive Vice President,
Chief Financial Officer and Corporate Secretary
SM&A
4695 MacArthur Court, Eighth Floor
Newport Beach, CA 92660
(949) 975-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Waldman
Riordan & McKinzie
300 South Grand Avenue, 29th Floor
Los Angeles, CA 90071
(213) 629-4824

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	250,000	$10.98	$2,745,000	$222.07

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low sales prices of the Company’s Common Stock on June 27, 2003, as reported on the NASDAQ Small Cap Market.

Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
Index To Exhibits
EXHIBIT 5.1
EXHIBIT 23.2
EXHIBIT 23.3

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     Pursuant to General Instruction E to Form S-8 regarding the registration of additional securities, SM&A (the “Company”) hereby incorporates herein by reference the contents of the Registration Statements of the Company on Form S-8 filed with the Securities and Exchange Commission on December 4, 2000 (Registration No.333-51174), June 6, 2001 (Registration No. 333-62412) and September 10, 2002 (Registration No. 333-99411) with respect to the Company’s Employee Stock Purchase Plan.

Item 8. Exhibits.

5.1	Opinion of Riordan & McKinzie.

23.1	Consent of Riordan & McKinzie (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent auditors.

23.3	Consent of Ernst & Young LLP, independent auditors.

24.1	Power of Attorney (included on page II-2 and II-3).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on June 30, 2003.

SM&A a California corporation

By:	/s/ CATHY L. WOOD

Cathy L. Wood
Executive Vice President, Chief Financial Officer and
Corporate Secretary

     We, the undersigned directors and officers of SM&A, do hereby constitute and appoint Steven S. Myers and Cathy L. Wood our true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for us and in our name, place and stead, in any and all capacities to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended (the “Securities Act”) and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, with all exhibits thereto and other documents in connection therewith, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ STEVEN S. MYERS Steven S. Myers	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 30, 2003

/s/ CATHY L. WOOD Cathy L. Wood	Executive Vice President, Chief Financial Officer and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)	June 30, 2003

/s/ J. CHRISTOPHER LEWIS J. Christopher Lewis	Director	June 30, 2003

/s/ ALBERT S. NAGY Albert S. Nagy	Director	June 30, 2003

/s/ LUTHER J. NUSSBAUM Luther J. Nussbaum	Director	June 30, 2003

/s/ WADE R. OLSON Wade R. Olson	Director	June 30, 2003

Signature	Title	Date

/s/ ROBERT J. UNTRACHT Robert J. Untracht	Director	June 30, 2003

/s/ JOHN R. WOODHULL John R. Woodhull	Director	June 30, 2003

Index To Exhibits

Sequentially
Numbered
Exhibit	Description

5.1	Opinion of Riordan & McKinzie.

23.1	Consent of Riordan & McKinzie (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent auditors.

23.3	Consent of Ernst & Young LLP, independent auditors.

24.1	Power of Attorney (included on page II-2 and II-3).